                                                                     EXHIBIT 5.1

                                  LAW OFFICES
           Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                 MUSEUM TOWER
                            150 WEST FLAGLER STREET
                             MIAMI, FLORIDA 33130

                                   ---------

                 MIAMI (305) 789-3200 . BROWARD (954) 463-5440
                              FAX (305) 789-3395
                             WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF           JOSEPH K. HALL                ELIZABETH G. RICE                          OWEN S. FREED
LOUISE JACOWITZ ALLEN         LISHA D. HOGUE                GLENN M. RISSMAN                           SENIOR COUNSEL
STUART D. AMES                ALICE R. HUNEYCUTT            ANDREW L. RODMAN
ALEXANDER ANGUEIRA            RICHARD B. JACKSON            KEITH E. ROUNSAVILLE                     THOMAS J. QUARLES
LAWRENCE J. BAILIN            SHARON LEE JOHNSON            MIMI L. SALL                                 OF COUNSEL
ANA T. BARNETT                MICHAEL I. KEYES              NICOLE S. SAYFIE
CHRISTOPHER L. BARNETT        ROBERT T. KOFMAN              RICHARD E. SCHATZ                          DAVID M. SMITH
PATRICK A. BARRY              CHAD K. LANG                  DAVID M. SEIFER                         LAND USE CONSULTANT
JEFFREY S. BARTEL             DAVID P. LHOTA                JOSE G. SEPULVEDA
SHAWN BAYNE                   TERRY M. LOVELL               JAY B. SHAPIRO
SUSAN FLEMING BENNETT         JOY SPILLIS LUNDEEN           MARTIN S. SIMKOVIC                          TAMPA OFFICE
LISA K. BERG                  GEOFFREY MacDONALD            CECILIA DURAN SIMMONS                        SUITE 2200
MARK J. BERNET                MONA E. MARKUS                CURTIS H. SITTERSON                  SUNTRUST FINANCIAL CENTRE
HANS C. BEYER                 BRIAN J. McDONOUGH            MARK D. SOLOV                         401 EAST JACKSON STREET
RICHARD I. BLINDERMAN         ANDREW D. McNAMEE             EUGENE E. STEARNS                       TAMPA, FLORIDA 33602
MARK D. BOWEN                 ANTONIO R. MENENDEZ           BRADFORD SWING
MATTHEW W. BUTTRICK           FRANCISCO J. MENENDEZ         SUSAN J. TOEPFER                           (813) 223-4800
JENNIFER STEARNS BUTTRICK     ALISON W. MILLER              ANNETTE TORRES
PETER L. DESIDERIO            HAROLD D. MOOREFIELD, JR.     DENNIS R. TURNER
MARK P. DIKEMAN               JIMMY L. MORALES              JONATHAN C. VAIR                       FORT LAUDERDALE OFFICE
DREW M. DILLWORTH             JOHN N. MURATIDES             RONALD L. WEAVER                             SUITE 1900
SHARON QUINN DIXON            JEFFREY A. NORMAN             RORY B. WEINER                       200 EAST BROWARD BOULEVARD
DINO A. DOYLE                 JOHN K. OLSON                 ROBERT I. WEISSLER                 FORT LAUDERDALE, FLORIDA 33301
ALAN H. FEIN                  KARA E.  PLUNKETT             PATRICIA G. WELLES
ANGELO M. FILIPPI             DAVID C. POLLACK              MARTIN B. WOODS                            (954) 462-9500
ROBERT E. GALLAGHER, JR.      DARRIN J. QUAM
CHAVA E. GENET                JOHN M. RAWICZ
PATRICIA K. GREEN             PATRICIA A. REDMOND

                                                              December 21, 2001

Giorgio D'Urso
Chief Executive Officer
  and President
IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

                  Re: IVAX Diagnostics, Inc.
                      Registration Statement on Form S-8
                      ----------------------------------

Dear Mr. D'Urso:

         As counsel to IVAX Diagnostics, Inc., a Delaware corporation (the "Corporation"), we have examined the Certificate of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,090,795 shares of the Corporation's Common Stock, $0.01 per share par value (the "Common Stock"), issuable by the Corporation pursuant to the Corporation's 1999 Stock Option Plan (the "Plan").

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

             This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

             We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     STEARNS WEAVER MILLER WEISSLER
                                     ALHADEFF & SITTERSON, P.A.